Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202064) and the Registration Statement on Form S-8 (No. 333-190102) of Vanguard Natural Resources, LLC of our report dated March 4, 2015 relating to the consolidated financial statements of LRR Energy, L.P., which appears in this Current Report on Form 8-K/A of Vanguard Natural Resources, LLC.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 9, 2015